EXHIBIT 10.2

SEVENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This Amendment, dated as of March 21, 2007, is made by and between NETLIST, INC., a Delaware corporation, and NETLIST TECHNOLOGY TEXAS, L.P., a Texas limited partnership (each a “Borrower” and collectively, the “Borrowers”), on the one hand, and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its WELLS FARGO BUSINESS CREDIT operating division, on the other hand.

RECITALS

The Borrowers and Wells Fargo Business Credit, Inc., a Minnesota corporation (“WFBCI”), are parties to an Amended and Restated Credit and Security Agreement, dated as of December 27, 2003, as amended by a First Amendment to Amended and Restated Credit and Security Agreement, dated as of June 30, 2004, a Second Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of December 20, 2005, a Third Amendment to Credit and Security Agreement, dated as of February 14, 2006, a Fourth Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of April 18, 2006, a Fifth Amendment to Credit and Security Agreement, dated as of July 28, 2006, and a Sixth Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of December 29, 2006 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

WFBCI has merged with and into Lender and Lender is the surviving corporation.

The Borrowers have requested that the Lender make certain additional amendments to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Defined Terms.

(a)           Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

(b)           The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:

“Advance” means a Revolving Advance, the Term Advance, an Equipment Advance, and an Equipment Advance A.

“Borrowing Base” means at any time the lesser of:

(a)           The Maximum Line then in effect; or

(b)           Subject to change from time to time in the Lender’s sole discretion, the sum of:

(i)            The product of the Accounts Advance Rate times Eligible Accounts (provided that Advances against Accounts described in clause (xiv) of the definition of Eligible Accounts set forth in Section 1.1 shall not exceed 75% of the Maximum Line then in effect), plus

(ii)           During the Foreign Accounts Eligibility Period, the lesser of (A) the product of the Accounts Advance Rate times Eligible Foreign Accounts or (B) $2,000,000, plus

(iii)          The lowest of (A) the product of the Inventory Advance Rate times Eligible Inventory or (B) eighty percent (80%) of the Net Orderly Liquidation Value of Eligible Inventory, or (C) the Inventory Sublimit; less

(iv)          The Borrowing Base Reserve, less

(v)           Indebtedness that the Borrowers owe to the Lender that has not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of the Borrowers’ credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to Borrowers by Lender that is not described in Article II of this Agreement and any indebtedness owed by Borrowers to Wells Fargo Merchant Services, LLC.

“Equipment Advance” is defined in Section 2.11(a).

“Letter of Credit Sublimit” means $5,000,000.

“Maturity Date” means July 31, 2009.

“Maximum Line” means $25,000,000 unless this amount is increased pursuant to Section 2.21, in which event it means such increased amount.

“Net Income” means fiscal year-to-date after-tax net income (excluding extraordinary income), prepared on a consolidating and consolidated basis to include any domestic Subsidiaries, from continuing operations as determined in accordance with GAAP.

“Revolving Note” means the Borrowers’ Replacement Revolving Note, payable to the order of the Lender in substantially the form of Exhibit A attached to the Seventh Amendment, as same may be renewed and amended from time to time, and all replacements thereto.

(c)           The following new definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Equipment Advance(s) A” is defined in Section 2.11A(a).

“Equipment Advance A Commitment” means $2,927,550.

“Equipment Advance A Conversion Date” means the last day of each June and December, commencing June 30, 2007.

“Equipment Advance A Interest Only Period” means, (i) with respect to the first Equipment Advance A Conversion Date, the period commencing on the effective date of the Seventh Amendment and ending on such Equipment Advance A Conversion Date, and (ii) with respect to all other Equipment Advance A Conversion Dates, the period commencing on the first day following the prior Equipment Advance A Conversion Date, and ending on such Equipment Advance A Conversion Date.

“Equipment Term Loan A” is defined in Section 2.11A(b).

“Equipment Note A” means the Borrowers’ promissory note, payable to the order of the Lender in substantially the form of Exhibit B attached to the Seventh Amendment, as same may be renewed and amended from time to time, and all replacements thereto.

“Inventory Sublimit” means $7,000,000; provided that if the Borrowers’ maintain their cash on hand in any month at all times in an amount equal to or greater than $3,000,000 (as verified by the Lender from time to time in its sole discretion), then the Inventory Sublimit shall be automatically increased to $10,000,000, effective upon such verification; provided further that if the Borrowers’ thereafter fail to maintain their cash on hand in any month at all times in an amount equal to or greater than $3,000,000 (as verified by the Lender from time to time in its sole discretion), then the Inventory Sublimit shall automatically revert to $7,000,000, effective upon such verification; provided further that no increase in the Inventory Sublimit shall be made if a Default or an Event of Default has occurred and is then continuing.

“Maximum Line Increase Request” means a written request by the Borrowers to increase the Maximum Line Amount in the form of Exhibit D attached to the Seventh Amendment.

“Seventh Amendment” means that certain Seventh Amendment to Credit and Security Agreement, dated as of March 21, 2007, between the Borrowers and the Lender, amending the Agreement.

2.             Amendment to Section 2.4.  Clause (b) of Section 2.4 of the Credit Agreement is hereby amended in its entirety as follows:

(b)           The Letter of Credit Sublimit less the L/C Amount, or

3.             Amendment to Section 2.11(c).  Section 2.11(c) is hereby amended in it entirety as follows:

(c)           [Intentionally Deleted].

4.             Equipment Advances A.  A new Section 2.11(A) is hereby added to the Credit Agreement immediately following Section 2.11 thereof as follows:

Section 2.11A       Equipment Advances A.

(a)           Subject to the terms and conditions hereof, from the first Business Day following the effective date of the Seventh Amendment up to but not including the last Equipment Advance A Conversion Date prior to the Maturity Date, the Lender agrees to make one or more advances (each, an “Equipment Advance A” and collectively the “Equipment Advances A”) to or for the benefit of the Borrowers, in minimum amounts of $100,000 up to an aggregate amount not to exceed the Equipment Advance A Commitment. The Borrowers’ obligation to pay the Equipment Advances A shall be evidenced by the Equipment Note A and shall be secured by the Collateral as provided in Article III.  Equipment Advances A may not be re-borrowed after repayment is made by the Borrowers.  Each Equipment Advance A shall be advanced directly to the applicable vendor or the Borrowers, as the Borrowers may request.  The foregoing to the contrary notwithstanding, (i) each Equipment Advance A shall be in an amount, as determined by the Lender, not to exceed 80% of the Borrowers’ invoice cost (net of shipping, taxes, freight, installation, and other so-called “soft costs”) of new or used Equipment that is to be purchased by the Borrowers with the proceeds of such Advance, or new or used Equipment that has been purchased by the Borrowers within 30 days prior to the date of such Advance, (ii) the Equipment that is to be acquired or that has been purchased by the Borrowers must be acceptable to the Lender in all respects, not be a fixture, and not be intended to be affixed to real property or to become installed in or affixed to other goods, and must be located at one of the Borrowers’ facilities located in the United States, (iii) the Lender shall have no obligation to make any Equipment Advance A hereunder to the extent that the making thereof would cause the then outstanding amount of all Equipment Advances A to exceed the Equipment Advance A Commitment, (iv) prior to each such Equipment Advance A, the Lender shall have received an invoice for the Equipment to be purchased in form and substance satisfactory to the Lender, together with evidence satisfactory to the Lender that the delivery of such Equipment has been made and unconditionally accepted by the Borrowers, (v) the Lender may review the value of any Equipment purchased with any Equipment Advance A, with the results of such review to be satisfactory to the Lender in its sole discretion, (vi) the aggregate amount of all Equipment Advances A outstanding at any time (including giving effect to any requested Equipment Advance A) shall not exceed the lesser of cost or fair market value, of all of the Equipment acquired or financed with the proceeds of such Equipment Advances A, and (vii) on the last Equipment Advance A Conversion Date prior to the Maturity Date, the Equipment Advance A Commitment and the Lender’s obligation to make Equipment Advances A shall terminate.

(b)           With respect to each Equipment Advance A Interest Only Period, no principal payments shall be due on any outstanding Equipment Advances A that were advanced during such Equipment Advance A Interest Only Period; provided that the Borrowers shall make interest payments thereon during such period in accordance with Section 2.12.  On each Equipment Advance A Conversion Date, all Equipment Advances A that were advanced during the applicable Equipment Advance A Interest Only Period shall be converted into a single term loan (each, an “Equipment Term Loan A”).  The Borrowers shall repay each Equipment Term Loan A in equal monthly installments of principal, each in the amount equal to 1/42 of the original amount of such Equipment Term Loan A, and such installments shall be due and payable on the first day of each month, commencing on the first day of the first month following the applicable Equipment Advance A Conversion Date, and continuing on the first day of each succeeding month.

(c)           If the Borrowers breach a Financial Covenant, and the Lender obtains an appraisal of the Equipment as permitted under Section 6.10(e) herein, and the appraisal shows the sum of the outstanding principal balances of the Equipment Note and the Equipment Note A to exceed eighty percent (80%) of the Net Orderly Liquidation Value of the Equipment financed with the Equipment Advances and the Equipment Advances A, then the Borrowers, upon demand by the Lender, shall immediately prepay the Equipment Note and the Equipment Note A ratably in the amount of such excess.  All prepayments of principal with respect to the Equipment Note and the Equipment Note A shall be applied ratably to the most remote principal installment or installments then unpaid.

(d)           Notwithstanding the foregoing, on the Termination Date, the entire unpaid principal balance of the Equipment Note A, and all unpaid interest accrued thereon, shall in any event be due and payable.

5.             Amendment to Section 2.12(b).  Section 2.12(b) of the Credit Agreement shall be deleted in its entirety and restated as follows:

(b)           Margins.  The Margins through and including any reduction occurring as specified below shall be zero percent (0%) for all Floating Rate Advances, and two and one half of one percent (2.5%) for all LIBOR Advances.  The Margins shall be reduced in accordance with the table below provided that the Borrowers meet the two conditions set forth in the following table:

	Margins
Conditions	Floating RateAdvances	LIBOR Advances
If (i) the Borrowers achieve Net Income of at least $7,500,000 for their fiscal year ending December 31, 2007, as verified by the Borrowers’ annual audited financial statements delivered pursuant to Section 6.1(a), and (ii) the total outstanding Advances exceed $25,000,000 at all times during the trailing six month period preceding the date of the requested reduction in the Margin	-0.25%	2.25%

Any reductions in the Margins will be made upon the Lender’s verification that the Borrowers have met both of the conditions set forth above, effective the first day of the month following such verification.  Notwithstanding the foregoing, no reduction in any Margin will be made if a Default Period exists at the time that such reduction would otherwise be made.

If the Margins are reduced as a result of the Borrower’s achieving Net Income of at least $7,500,000 for their fiscal year ending December 31, 2007, and if amended or restated financial statements disclose Net Income for such fiscal year less than that amount, the Lender may increase the Margins to their prior level from the date of receipt of such amended or restated financial statements, to the beginning of the appropriate month to which the restated statements relate or to the beginning of the month in which any Event of Default has occurred, as the Lender in its sole discretion deems appropriate.

6.             Amendment to Section 2.13(g).  Clause (i) of Section 2.13(g) of the Credit Agreement shall be deleted in its entirety and restated as follows:

(i)            The Borrowers will not be required to pay the termination fee otherwise due under subsection (e) if such termination or prepayment is made because of refinancing by any Regional Commercial Banking Office of the Lender.

7.             Increase in Maximum Line.  A new Section 2.21 is hereby added to the Credit Agreement immediately following Section 2.20 thereof as follows:

2.21         Increase in Maximum Line.  The Borrowers shall have the option to increase the Maximum Line in increments of $2,500,000 up to a maximum Maximum Line of $40,000,000, subject to the terms and conditions of this Section 2.21.  Provided that no Default or Event of Default has occurred and is continuing, the Maximum Line shall be automatically increased upon receipt by the Lender of each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)           a Maximum Line Increase Request consistent with this Section 2.21, duly executed by the Borrowers;

(b)           payment of a fee in an amount equal to $6,250 for each $2,500,000 incremental increase of the Maximum Line Amount; and

(c)           Such other matters as the Lender may require.

On the date of fulfillment of the terms and conditions of this Section 2.21 to the satisfaction of the Lender, in its sole discretion, (i) the new Maximum Line shall be effective, and (ii) the Dollars indicated in the definition of “Maximum Line Amount” set forth in Section 1.1 shall be automatically amended to indicate the new Maximum Line.

8.             Projections.  Section 6.1(d) of the Credit Agreement is hereby amended in its entirety as follows:

(d)           Projections.  At least 60 days prior to each fiscal year end of the Borrowers, the Borrowers will deliver to the Lender the projected consolidated balance sheets and income statements for each month of next fiscal year, each in reasonable detail, representing the Borrowers’ good faith projections and certified by each Borrower’s chief financial Officer as being the most accurate projections available and identical to the projections used by the Borrowers for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.

9.             Financial Covenants.  Section 6.2 of the Credit Agreement is hereby amended in its entirety as follows:

Section 6.2             Financial Covenants.

(a)           Minimum Book Net Worth.  The Borrowers will maintain at all times Netlist’s Book Net Worth, determined as at the end of each month, at an amount not less than $46,700,000.

(b)           Intentionally Deleted.

(c)           Capital Expenditures.  The Borrowers will not incur or contract to incur Capital Expenditures of more than $6,000,000 in the aggregate during the fiscal year ending December 31, 2007.

(d)           Intentionally Deleted.

(e)           Minimum Debt Service Coverage Ratio.  The Borrowers will maintain, as of each fiscal quarter end, a Debt Service Coverage Ratio of not less than 1.20 to 1.0.

10.           Amendment to Section 6.4.  Section 6.4 of the Credit Agreement is hereby amended in its entirety as follows:

Section 6.4             Indebtedness.  The Borrowers will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrowers’ behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

(a)           Any existing or future Indebtedness or any other obligations of the Borrowers to the Lender;

(b)           Any indebtedness of the Borrowers in existence on the date hereof and listed in Schedule 6.4 hereto;

(c)           Any indebtedness relating to Permitted Liens; and

(d)           Indebtedness consisting of intercompany transactions in the ordinary course of business between the Borrowers.

11.           Amendment to Section 6.10(d).  Section 6.10(d) of the Credit Agreement is hereby amended in its entirety as follows:

(d)           The Lender may also, from time to time (but no more frequently than three times per calendar year unless an Event of Default has occurred and is continuing), obtain at the Borrowers’ expense an appraisal of the Inventory by an appraiser acceptable to the Lender in its sole discretion.

12.           Replacement Exhibit C.  Exhibit C attached to the Credit Agreement is hereby replaced with Exhibit C attached to this Amendment.

13.           No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

14.           Amendment Fee. The Borrowers shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $10,000 (“Amendment Fee”) in consideration of the Lender’s execution and delivery of this Amendment.

15.           Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)           The Replacement Revolving Note in the form of Exhibit A attached hereto.

(b)           The Equipment Note A in the form of Exhibit B attached hereto.

(c)           Payment of the Amendment Fee.

(d)           A Certificate of the Secretary of each Borrower certifying as to (i) the resolutions of the board of directors of such Borrower approving the execution and delivery of this Amendment and the Replacement Revolving Note, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Secretary of such Borrower’s secretary dated July 2, 2003 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of such Borrower who have been certified to the Lender, pursuant to the Certificate of Secretary of such Borrower’s secretary dated July 2, 2003, as being authorized to sign and to act on behalf of such Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of such Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of such Borrower.

(e)           Such other matters as the Lender may require.

16.           Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows:

(a)           Such Borrower has all requisite power and authority to execute this Amendment, the Replacement Revolving Note and the Equipment Note A, to perform all of its obligations hereunder, and this Amendment, the Replacement Revolving Note and the Equipment Note A have been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligation of such Borrower, enforceable in accordance with their terms.

(b)           The execution, delivery and performance by each Borrower of this Amendment, the Replacement Revolving Note and the Equipment Note A have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation or by-laws of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

17.           References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

18.           No Waiver.  The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (except for the Existing Defaults) or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

19.           Release.

(a)           Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  Each Borrower certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(b)           Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, they will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

20.           Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses, and the Amendment Fee.

21.           Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION		NETLIST, INC.
Through its Wells Fargo Business Credit operating division

By:
Name: Chun K. Hong
		Its:	President
By
Name: Josephine Camalian
Its:	Vice President

NETLIST TECHNOLOGY TEXAS L.P.
By: Netlist Holdings GP, Inc., its general partner

By:
Name: Chun K. Hong
Its: President

Exhibit A
to
Seventh Amendment to Amended and Restated Credit and Security Agreement

REPLACEMENT REVOLVING NOTE

$40,000,000	March 21, 2007

For value received, the undersigned, NETLIST, INC., a Delaware corporation (“Netlist”) and NETLIST TECHNOLOGY TEXAS, L.P., a Texas limited partnership (“NTTLP” and Netlist referred to herein collectively as the “Borrowers” and individually as the “Borrower”), hereby jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division, on the Termination Date set forth in the Amended and Restated Credit and Security Agreement dated as of December 27, 2003 that was entered into by the Lender and the Borrowers (as amended to date and as may be further amended from time to time, the “Credit Agreement”), at Lender’s main office located at in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Forty Million Dollars ($40,000,000) or the aggregate unpaid principal amount of the Revolving Advances made by the Lender to the Borrowers under the Credit Agreement together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Revolving Note is fully paid at the rate from time to time in effect under the Credit Agreement.

This Replacement Revolving Note is the Revolving Note referred to in the Credit Agreement, and is subject to the terms of, the Credit Agreement, which provides, among other things, for acceleration hereof.  Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Revolving Note may be prepaid only in accordance with the terms of the Credit Agreement.  This Revolving Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Revolving Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

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This Note replaces, and continues the obligations incurred under and evidenced by, any and all prior Revolving Notes made by the Borrowers to the order of the Lender (the “Prior Revolving Notes”).  Nothing herein contained shall be construed as a substitution or novation of the obligations of the Borrowers outstanding under the Prior Notes, which obligations shall be incorporated into this Note, except to the extent such obligations are modified hereby or by the Credit Agreement.

NETLIST, INC.

By:
Name: Chun K. Hong
Its: President

NETLIST TECHNOLOGY TEXAS L.P.
By:	Netlist Holdings GP, Inc., its general partner

By:
Name: Chun K. Hong
Its: President

2

Exhibit B
to
Seventh Amendment to Amended and Restated Credit and Security Agreement

EQUIPMENT NOTE A

$2,927,550                                                                                                                                                 March 21, 2007

For value received, the undersigned, NETLIST, INC., a Delaware corporation (“Netlist”) and NETLIST TECHNOLOGY TEXAS, L.P., a Texas limited partnership (“NTTLP” and Netlist referred to herein collectively as the “Borrowers” and individually as the “Borrower”), hereby jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division, on the Termination Date set forth in the Amended and Restated Credit and Security Agreement dated as of December 27, 2003 that was entered into by the Lender and the Borrowers (as amended to date and as may be further amended from time to time, the “Credit Agreement”), at Lender’s main office located at in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Nine Hundred Twenty-Seven Thousand Five Hundred Fifty Dollars ($2,927,550) or the aggregate unpaid principal amount of all Equipment Advances A made by the Lender to the Borrowers under the Credit Agreement together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Equipment Note A is fully paid at the rate from time to time in effect under the Credit Agreement.

This Equipment Note A is the Equipment Note A referred to in the Credit Agreement, and is subject to the terms of, the Credit Agreement, which provides, among other things, for acceleration hereof.  Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Equipment Note A may be prepaid only in accordance with the terms of the Credit Agreement.  This Equipment Note A is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Equipment Note A is not paid when due, whether or not legal proceedings are commenced.

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Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

NETLIST, INC.

By:
Name: Chun K. Hong
Its: President

NETLIST TECHNOLOGY TEXAS L.P.
By: Netlist Holdings GP, Inc., its general partner

By:
Name: Chun K. Hong
Its: President

2

Exhibit C
to
Seventh Amendment to Amended and Restated Credit and Security Agreement

Compliance Certificate

To:	Josephine Camalian Wells Fargo Business Credit

Date:	, 200

Subject:	Netlist, Inc. and Netlist Technology Texas LP

Financial Statements

In accordance with our Amended and Restated Credit and Security Agreement dated as of December 27, 2003 (as amended to date, the “Credit Agreement”), attached are the consolidated financial statements of Netlist, Inc. (“Netlist”) and Netlist Technology Texas LP (collectively with Netlist, the “Borrowers” and, individually, the “Borrower”) as of and for                              , 20     (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

The undersigned certifies that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present Netlist’s financial condition as of the date thereof.

Events of Default.  (Check one):

☐                                    The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

☐                                    The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto.  Each of the Borrowers acknowledges that pursuant to Section 2.12(d) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

Financial Covenants.  Each of the undersigned further hereby certify as follows:

1.             Minimum Book Net Worth Plus Subordinated Indebtedness.  Pursuant to Section 6.2(a) of the Credit Agreement, as of the Reporting Date, the Book Net Worth was $                              which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $46,700,000 at all times, as set forth in Section 6.2(a).

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2.             Intentionally Deleted.

3.             Capital Expenditures.  Pursuant to Section 6.2(c) of the Credit Agreement, for the period from                     and ending on the Reporting Date, the Borrowers have expended or contracted to expend for Capital Expenditures, $                                    in the aggregate, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed $                         , as set forth in Section 6.2(c).

4.             Intentionally Deleted.

5.             Minimum Debt Service Coverage Ratio.  Pursuant to Section 6.2(e) of the Credit Agreement, as of the Reporting Date, the Borrowers’ Debt Service Coverage Ratio was [                     ] to 1.00, which ☐ satisfies ☐ does not satisfy the requirement that such ratio be no less than 1.20 to 1.00 on the Reporting Date.

6.             Salaries.  As of the Reporting Date, salaries for all Directors, Officers, consultants, and any member of their families, is set forth on Schedule 1 attached hereto.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above.  These computations were made in accordance with GAAP.

NETLIST, INC.

By
Its Chief Financial Officer

NETLIST TECHNOLOGY TEXAS LP

By:	Netlist Holdings GP, Inc.,
its general partner

By
Its Chief Financial Officer

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Exhibit D
to
Seventh Amendment to Amended and Restated Credit and Security Agreement

MAXIMUM LINE INCREASE REQUEST

Wells Fargo Bank, National Association

Wells Fargo Business Credit

245 South Los Robles

Suite 700

Pasadena, CA  91101

Telecopier:  (626) 844-9063

Attention: Josephine Camalian

e-mail: Josephine.camalian@wellsfargo.com

This Maximum Line Increase Request is given pursuant to Section 2.21 of that certain Amended and Restated Credit and Security Agreement, dated as of December 27, 2003 (as amended or restated from time to time, the “Agreement”), between NETLIST TECHNOLOGY TEXAS, L.P., a Texas limited partnership (each a “Borrower” and collectively, the “Borrowers”), on the one hand, and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its WELLS FARGO BUSINESS CREDIT operating division, on the other hand. All initially capitalized terms used but not defined in this Maximum Line Increase Request shall have the meanings assigned to such terms in the Agreement.

The undersigned hereby request that the Maximum Line be increased by $                     (increments of $2,500,000 only) to $                      ($40,000,000 maximum).

The undersigned acknowledge and agree that the Lender is under no obligation in increase the Maximum Line except upon fulfillment of the terms and conditions set forth in Section 2.21 of the Agreement.

The undersigned certify that, as of the date hereof:

(a)           On the date hereof, no Default or Event of Default has occurred and is continuing.

(b)           All of the representations and warranties contained in Article V of the Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

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NETLIST, INC.
Dated: , 200

By:
Name: Chun K. Hong
Its: President

NETLIST TECHNOLOGY TEXAS L.P.
By: Netlist Holdings GP, Inc., its general partner

By:
Name: Chun K. Hong
Its: President

2